ADMINISTRATIVE SERVICES AGREEMENT

         This Administrative Services Agreement is made as of this 3rd day of January, 2000 between Evergreen Select Money Market Trust, a Delaware business trust (herein called the "Trust"), and Evergreen Investment Services, Inc., a Delaware corporation (herein called "EIS").

                              W I T N E S S E T H:

         WHEREAS, Trust is a Delaware business trust consisting of one or more series which operates as an open-end management investment company and is so registered under the Investment Company Act of 1940; and

         WHEREAS, the Trust desires to retain EIS as its Administrator to provide it with administrative services and EIS is willing to render such services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties hereto agree as follows:

1. APPOINTMENT OF ADMINISTRATOR. The Trust hereby appoints EIS as Administrator of the Trust and each of its series listed on SCHEDULE A attached hereto on the terms and conditions set forth in this Agreement; and EIS hereby accepts such appointment and agrees to perform the services and duties set forth in Section 2 of this Agreement in consideration of the compensation provided for in Section 4 hereof.

2. SERVICES AND DUTIES. As Administrator, and subject to the supervision and control of the Trustees of the Trust, EIS will hereafter provide facilities, equipment and personnel to carry out the following administrative services for operation of the business and affairs of the Trust and each of its series:

         (a) Prepare, file and maintain the Trust's governing documents, including the Declaration of Trust (which has previously been prepared and filed), the By laws, minutes of meetings of Trustees and shareholders, and proxy statements for meetings of shareholders;

         (b) Prepare and file with the Securities and Exchange Commission and the appropriate state securities authorities the registration statements for the Trust and the Trust's shares and all amendments thereto, reports to regulatory authorities and shareholders, prospectuses, proxy statements, and such other documents as may be necessary or convenient to enable the Trust to make a continuous offering of its shares;

         (c) Prepare, negotiate and administer contracts on behalf of the Trust with, among others, the Trust's distributor, and custodian and transfer agent;

         (d) Supervise the Trust's fund accounting agent in the maintenance of the Trust's general ledger and in the preparation of the Trust's financial statements, including oversight of expense accruals and payments and the determination of the net asset value of the Trust's assets and of the Trust's shares, and of the declaration and payment of dividends and other distributions to shareholders;

        (e) Calculate performance data of the Trust for dissemination to information services covering the investment company industry;

        (f)  Prepare and file the Trust's tax returns;

        (g) Examine and review the operations of the Trust's custodian and transfer agent;

        (h) Coordinate the layout and printing of publicly disseminated prospectuses and reports;

        (i)  Prepare various shareholder reports;

        (j) Assist with the design, development and operation of new series of the Trust;

        (k)  Coordinate shareholder meetings;

        (l)  Provide general compliance services; and

        (m) Advise the Trust and its Trustees on matters concerning the Trust and its affairs.

         The foregoing, along with any additional services that EIS shall agree in writing to perform for the Trust hereunder, shall hereafter be referred to as "Administrative Services." Administrative Services shall not include any duties, functions, or services to be performed for the Trust by the Trust's investment adviser, distributor, custodian or transfer agent pursuant to their agreements with the Trust.

3. EXPENSES. EIS shall be responsible for expenses incurred in providing office space, equipment and personnel as may be necessary or convenient to provide the Administrative Services to the Trust. The Trust shall be responsible for all other expenses incurred by EIS on behalf of the Trust, including without limitation postage and courier expenses, printing expenses, registration fees, filing fees, fees of outside counsel and independent auditors, insurance premiums, fees payable to Trustees who are not EIS employees, and trade association dues.

4. COMPENSATION. As compensation for the Administrative Services provided to the Trust with respect to each series, the Trust hereby agrees to pay and EIS hereby agrees to accept as full compensation for its services rendered hereunder an administrative fee, calculated daily and payable monthly, at an annual rate determined in accordance with Schedule B attached hereto.

5. RESPONSIBILITY OF ADMINISTRATOR. EIS shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. EIS shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Any person, even though also an officer, director, partner, employee or agent of EIS, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with the duties of EIS hereunder) to be rendering such services to or acting solely for the Trust and not as an officer, director, partner, employee or agent or one under the control or direction of EIS even though paid by EIS.

6.       DURATION AND TERMINATION.

         (a) This Agreement shall be in effect until December 31, 2000, and shall continue in effect from year to year thereafter, provided it is approved, at least annually, by a vote of a majority of Trustees of the Trust including a majority of the disinterested Trustees.

         (b) This Agreement may be terminated at any time, without payment of any penalty, on sixty (60) day's prior written notice by a vote of a majority of the Trust's Trustees or by EIS.

7. AMENDMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

8. NOTICES. Notices of any kind to be given to the Trust hereunder by EIS shall be in writing and shall be duly given if delivered to the Trust at: 200 Berkeley Street, Boston, MA 02116, Attention: Secretary. Notices of any kind to be given to EIS hereunder by the Trust shall be in writing and shall be duly given if delivered to EIS at 200 Berkeley Street, Boston, Massachusetts 02116. Attention:
Chief Administrative Officer.

9. LIMITATION OF LIABILITY. EIS is hereby expressly put on notice of the limitation of liability as set forth in the Declaration of Trust and agrees that the obligations pursuant to this Agreement of a particular series and of the Trust with respect to that particular series be limited solely to the assets of that particular series, and EIS shall not seek satisfaction of any such obligation from the assets of any other series, the shareholders of any series, the Trustees, officers, employees or agents of the Trust, or any of them.

10. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court or regulatory agency decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section 5 hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law; provided, however, that nothing herein shall be construed in a manner inconsistent with the Investment Company Act of 1940 or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

                                   SCHEDULE A

                              (As of March 1, 2002)

                       EVERGREEN SELECT MONEY MARKET TRUST

                   Evergreen Cash Management Money Market Fund

              Evergreen Cash Management Municipal Money Market Fund

             Evergreen Cash Management Treasury Money Market Fund
        (formerly Evergreen Cash Management U.S. Government Money Market Fund)
                    Evergreen Institutional Money Market Fund

                  (formerly Evergreen Select Money Market Fund)

               Evergreen Institutional Municipal Money Market Fund

             (formerly Evergreen Select Municipal Money Market Fund)

               Evergreen Institutional Treasury Money Market Fund

             (formerly Evergreen Select Treasury Money Market Fund)

            Evergreen Institutional U.S. Government Money Market Fund

          (formerly Evergreen Select U.S. Government Money Market Fund)

             Evergreen Institutional 100% Treasury Money Market Fund

           (formerly Evergreen Select 100% Treasury Money Market Fund)

                Evergreen Prime Cash Management MoneyMarket Fund

                                    SNAP Fund

                                   SCHEDULE B

                              (As of March 1, 2002)

                       EVERGREEN SELECT MONEY MARKET TRUST

------------------------------------------------------------ ----------------
FUND                                                         ADMINISTRATIVE
                                                              SERVICES FEE
----                                                         ----------------
------------------------------------------------------------ ----------------
------------------------------------------------------------ ----------------
Evergreen Cash Management Money Market Fund                  0.06%
------------------------------------------------------------ ----------------
------------------------------------------------------------ ----------------
Evergreen Cash Management Municipal Money Market Fund        0.06%
------------------------------------------------------------ ----------------
------------------------------------------------------------ ----------------
Evergreen Cash Management Treasury Money Market Fund         0.06%
------------------------------------------------------------ ----------------
------------------------------------------------------------ ----------------
Evergreen Institutional Money Market Fund                    0.06%
------------------------------------------------------------ ----------------
------------------------------------------------------------ ----------------
Evergreen Institutional Municipal Money Market Fund          0.06%
------------------------------------------------------------ ----------------
------------------------------------------------------------ ----------------
Evergreen Institutional Treasury Money Market Fund           0.06%
------------------------------------------------------------ ----------------
------------------------------------------------------------ ----------------
Evergreen Institutional 100% Treasury Money Market Fund      0.06%
------------------------------------------------------------ ----------------
------------------------------------------------------------ ----------------
Evergreen Institutional U.S Government Money Market Fund     0.06%
------------------------------------------------------------ ----------------
------------------------------------------------------------ ----------------
Evergreen Prime Cash Management Money Market Fund            0.10%
------------------------------------------------------------ ----------------
------------------------------------------------------------ ----------------
SNAP Fund                                                    0.00%
------------------------------------------------------------ ----------------